Exhibit 99.1

press information

MOOG INC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date	Immediate	contact Susan Johnson
	November 22, 2005	716-687-4225

MOOG COMPLETES PURCHASE OF FLO-TORK, INC.

          Moog Inc. (NYSE:MOG.A and MOG.B) announced today that it has acquired all of the outstanding shares of Flo-Tork, Inc. which is headquartered in Orrville, Ohio. Flo-Tork was founded on the invention of rack and pinion rotary actuators. Today, the company is a leading designer and manufacturer of hydraulic and pneumatic rotary actuators and specialized cylinders for niche military and industrial applications.

          With sales of approximately $9 million in the first ten months of 2005, Flo-Tork currently employs approximately 60 people. More than half of their current sales are military, primarily for the U.S. Navy's fleet of nuclear submarines, and the remainder are to a wide variety of industrial customers in a broad array of industries. During the past year, Flo-Tork entered into a teaming agreement with Moog to develop electromechanical capability.

          Moog used existing credit facilities to make the stock purchase in the amount of $24 million. The newly acquired business will be integrated as part of the company's existing segments and is expected to contribute more than $9 million in revenues for the remaining ten months in the company's '06 fiscal year, which began in October. The acquisition is expected to be slightly accretive to earnings within its first year, after interest costs, and the effects of purchase accounting, including the amortization of intangible assets and costs related to inventory step-ups.

          "The acquisition of Flo-Tork presents us with a unique opportunity to participate in the Navy's transition from hydraulic to electromechanical actuation," said R.T. Brady, Chairman and CEO. "Our technology heritage will facilitate that evolution."

          Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog's high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine applications, and medical equipment.

          Additional information about the company can be found on its website, www.moog.com.

Cautionary Statement

          Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward- looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products and industrial capital goods, (ii) our dependence on government contracts that may not be fully funded or may be terminated, (iii) our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales, (iv) the possibility that the demand for our products may be reduced if we are unable to adapt to technological change, (v) intense competition which may require us to lower prices or offer more favorable terms of sale, (vi) our significant indebtedness which could limit our operational and financial flexibility, (vii) the possibility that new product and research and development efforts may not be successful which could reduce our sales and profits, (viii) higher pension costs and increased cash funding requirements, which could occur in future years if future actual plan results differ from assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates, (ix) a write-off of all or part of our goodwill, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements, (x) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting, (xi) the potential for cost overruns on development jobs and fixed price contracts and the risk that actual results may differ from estimates used in contract accounting, (xii) the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business, (xiii) our ability to successfully identify and consummate acquisitions and integrate the acquired businesses, including Flo-Tork, (xiv) our dependence on our management team and key personnel, (xv) the possibility of a catastrophic loss of one or more of our manufacturing facilities, (xvi) the possibility that future terror attacks, war or other civil disturbances could negatively impact our business, (xvii) our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes, (xviii) the possibility that government regulation could limit our ability to sell our products outside the United States, (xix) the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation, (xx) the possibility that litigation may result unfavorably to us, (xxi) foreign currency fluctuations in those countries in which we do business and other risks associated with international operations, (xxii) the cost of compliance with environmental laws and (xxiii) risks associated with the acquisition of Flo-Tork, including the risk that the Flo-Tork business does not perform in accordance with our expectations. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.